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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------
                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of  Report (Date of earliest event reported)     January 30, 1995
                                                           ----------------


                            THE WACKENHUT CORPORATION
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Florida              0-2514             59-0857245
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(State or other jurisdiction of    (Commission        (I.R.S. Employer
      incorporation)               File Number)      Identification No.)

               1500 San Remo Avenue, Coral Gables, FL       33146
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             (Address of principal executive offices)     (Zip code)

       Registrant's telephone number, including area code   (305) 666-5656



FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST
REPORT.


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ITEM 5.  OTHER EVENTS

On January 30, 1995, the Corporation announced that it will take a special, one-time charge in the fourth quarter of fiscal 1994, to provide for a loss resulting from the impairment in the value of its headquarters building in Coral Gables, Florida. The charge is expected to be about $8.7 million ($5.4 million after taxes), or $0.56 per share.

The impairment loss is related to management's decision to sell the Corporation's headquarters building in Coral Gables, Florida. It is anticipated that the sale will generate approximately $15 million in cash and tax benefits.


                                   SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                   THE WACKENHUT CORPORATION



Date:     February 3, 1995                   /s/ Richard C. DeCook
                                             -------------------------
                                             Richard C. DeCook
                                             Senior Vice President - Finance
                                             and Chief Financial Officer
























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